BOYD GAMING REPORTS THIRD QUARTER RESULTS

- Las Vegas Locals Records Highest Quarterly EBITDA Increase in Two Years -

- Downtown Las Vegas Posts Record Third Quarter -

- Company Declares Quarterly Dividend -

LAS VEGAS, NV - OCTOBER 31, 2007 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2007.

Recent Highlights

  Las Vegas Locals segment posts a 9.1% increase in Adjusted EBITDA(1) for the third quarter 2007.
  Downtown Las Vegas records highest third quarter Adjusted EBITDA in its history.
  Midwest and South region results reflect final stage of post-hurricane normalization, with Treasure Chest net revenues and Adjusted EBITDA at similar levels for the fourth consecutive quarter. As expected, Blue Chip's performance was impacted by the opening of a new competitor in August 2007.
  Borgata posts comparable year-over-year results for the third quarter 2007; work continues on The Water Club in preparation for an opening prior to the busy 2008 summer season.
  Company declares quarterly dividend of $0.15 per share payable December 3, 2007 to shareholders of record as of the close of business on November 16, 2007.

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Third Quarter Results

We reported third quarter 2007 income from continuing operations of $31.9 million, or $0.36 per share, compared with $28.1 million, or $0.32 per share, in the same period 2006. Including discontinued operations, we reported net income for the third quarter 2007 of $31.8 million, or $0.36 per share, compared to a net loss of $12.9 million, or $0.15 per share, reported in the same period 2006. Per share earnings discussed throughout this release are reported on a diluted basis.

Adjusted Earnings(1) from continuing operations for the third quarter 2007 were $38.4 million, or $0.43 per share, compared to $38.8 million, or $0.44 per share, for the same period in 2006. During the third quarter 2007, certain pre-tax adjustments that reduced income from continuing operations by $10.1 million ($6.5 million, net of tax, or $0.07 per share) were as follows:

  $5.3 million for preopening charges primarily associated with our Echelon development;
  $3.5 million charge for the decrease in value of our derivative instruments; and
  $1.2 million for other charges.

By comparison, the third quarter 2006 included certain pre-tax adjustments that reduced income from continuing operations by $16.6 million ($10.7 million, net of tax, or $0.12 per share).

Net revenues were $490.1 million for the third quarter 2007, a decrease of 7.7% from the same quarter in 2006. Total Adjusted EBITDA was $144.0 million in the third quarter 2007, compared to $149.9 million for the same period 2006. The decreases were primarily due to the opening of a new competitor in the northern Indiana market, normalization of operating results at Treasure Chest, and the closure of the Stardust.

Keith Smith, President and Chief Operating Officer of Boyd Gaming, commented, "We were very encouraged by our performance in the Las Vegas Locals region, where business continues to trend upward as margins improved. We were especially proud of our Downtown Las Vegas business, which had its best third quarter ever. The Midwest and South region performed to expectations, with the effects of normalization at Treasure Chest and additional competition for Blue Chip offsetting steady results from the other four casino operations in that sector. However, Treasure Chest has now stabilized well ahead of pre-hurricane levels. We are also optimistic about our long-term competitive position at Blue Chip, given the scheduled opening of our new hotel late next year."

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

In our Las Vegas Locals segment, third quarter 2007 net revenues were $203.8 million versus $199.5 million for the third quarter 2006. Third quarter 2007 Adjusted EBITDA was $61.3 million, a 9.1% increase over the $56.2 million in the same quarter 2006.

Our Downtown Las Vegas properties had another record performance, generating net revenues of $59.3 million and Adjusted EBITDA of $10.3 million for the third quarter 2007, versus $58.1 million and $9.5 million, respectively, for the third quarter 2006.

In our Midwest and South sector, we recorded $226.9 million in net revenues for the third quarter 2007, compared to $241.1 million for the same period in 2006. Adjusted EBITDA for the period was $56.4 million. By comparison, Adjusted EBITDA for the third quarter 2006 was $64.5 million.

In Atlantic City, Borgata's operating income for the third quarter 2007 was $54.5 million, a 5.9% increase over the same quarter in 2006. Borgata remained the market leader in total casino revenue, achieving a 15.1% market share in the third quarter 2007. Table game drop rose 6.0% over the year-ago quarter, improving market share from 20.9% in the third quarter 2006 to 21.4% in the current quarter. Borgata showed a 9.7% decline in slot win over the prior year, in line with the total market decline, due to additional capacity from racinos in Pennsylvania. Net income for Borgata was $47.7 million for the third quarter 2007, compared to $45.1 million in the same period last year, and Adjusted EBITDA was $72.6 million, compared to $71.0 million for the third quarter 2006.

Year-To-Date Results

Income from continuing operations for the nine months ended September 30, 2007 was $89.9 million, or $1.01 per share, as compared to $105.7 million, or $1.17 per share for the nine months ended September 30, 2006. Net income, which includes the results from discontinued operations, was $271.8 million, or $3.07 per share, for the 2007 year-to-date period compared to $60.5 million, or $0.67 per share, for the nine-month period ended September 30, 2006. Net income for the 2007 period includes a $285 million gain on the disposition of the Barbary Coast.

Adjusted Earnings from continuing operations for the nine months ended September 30, 2007 were $122.3 million, or $1.38 per share, as compared to $155.5 million, or $1.72 per share for the nine-month period in 2006.

Net revenues were $1.52 billion and $1.67 billion for the nine months ended September 30, 2007 and 2006, respectively. Total Adjusted EBITDA was $443.2 million for the current nine-month period (or $446.3 million, excluding a $3.2 million estimated retroactive property tax charge for an unanticipated increase in assessed property value at Blue Chip). By comparison, total Adjusted EBITDA for the 2006 period was $506.0 million (or $512.7 million, excluding a $6.7 million charge for a retroactive gaming tax assessment at our Par-A-Dice property).

Development Update

Development continues to progress on our key growth initiatives:

  In Atlantic City, we recently announced a revised opening schedule for The Water Club, a signature hotel by Borgata, following the September 23rd fire. The Water Club will be an 800-room boutique hotel directly connected to Borgata and is expected to open prior to the busy 2008 summer season.
  Our $130 million expansion of Blue Chip in Michigan City, Indiana continues to advance through the construction phase. This development project will add a dramatic 22-story hotel tower that will include 300 new guest rooms, a spa and fitness center, additional meeting and event space, new dining and nightlife experiences, and a new entrance porte cochere. The project remains on schedule for a late 2008 opening.
  Construction on Echelon continues to ramp up in accordance with our development schedule. Construction procurement is well underway with significant interest from the contracting community in all aspects of the project.

Bill Boyd, Chairman and Chief Executive Officer, said, "Construction on our Las Vegas Strip development is picking up steam and we remain on track to open in the third quarter 2010. In the near term, we are looking forward to opening The Water Club at Borgata in time for Atlantic City's peak tourism season next year. By providing the Atlantic City market with its first boutique hotel experience, The Water Club will undoubtedly add a new level of luxury to the market. In Michigan City, Indiana, we believe our Blue Chip hotel development will elevate our product offering and expand our market reach."

Boyd Gaming Branding Initiative

We are in the final stages of completing pre-launch work for our company-wide branding initiative. This effort will position our individual properties as part of a larger network, creating additional synergies and further leveraging Boyd Gaming's highly- regarded blend of gaming excitement and personal service.

Central to this effort, we are developing three regional "One Card" player reward programs that will unify the existing player cards used by our properties. The three programs are representative of their respective geographies: Las Vegas Locals, Midwest and South and Downtown Las Vegas. Additionally, each of the regional programs will be connected to a national system, while being tailored to the varying dynamics of the individual markets in which we operate, providing our properties with the flexibility to adapt to regional and local market conditions. Our goal is to reward and build customer loyalty, drive cross-property visitation, and offer the ability to seamlessly earn and redeem rewards at any Boyd Gaming property.

The first phase rollout began a few days ago, when we re-aligned our Club Coast program to be consistent with all other Boyd Gaming properties. The second phase is to launch our new "One Card" program, which is scheduled to begin in January 2008. We anticipate completing rollout of the new "One Card" program companywide by second quarter 2008.

Dividend

Our Board of Directors declared a quarterly dividend of $0.15 per share, payable December 3, 2007 to shareholders of record as of the close of business on November 16, 2007.

Key Financial Statistics

The following is additional information as of and for the three months ended September 30, 2007:

  September 30 debt balance: $2.21 billion
  September 30 cash: $152.8 million
  Dividends paid in the quarter: $13.2 million
  Maintenance capital expenditures during the quarter: $27.3 million
  Expansion capital expenditures during the quarter: $77.1 million
  Capitalized interest during the quarter: $5.3 million
  Cash distribution to the Company from Borgata in the quarter: $14.5 million
  September 30 debt balance at Borgata: $655.9 million

Conference Call Information

We will host our third quarter 2007 conference call today, Wednesday, October 31 at 12:00 p.m. EST. The conference call number is 888.396.2298 and the passcode is 22918756. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call. The Company will report its results on the same day at approximately 7:00 a.m. EST.

Following the call's completion, a replay will be available by dialing 888.286.8010 on Wednesday, October 31, beginning two hours after the completion of the call and continuing through Wednesday, November 7. The passcode for the replay will be 24520543. The replay will also be available on the Internet at www.boydgaming.com

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to Income from continuing operations for the three and nine months ended September 30, 2007 and 2006:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
Net Revenues                                                                          (In thousands)
    Las Vegas Locals                                               $   203,849  $   199,524  $   633,770  $  628,737
    Downtown Las Vegas (a)                                              59,329       58,098      188,146     187,695
    Midwest and South                                                  226,877      241,108      696,560     749,024
    Stardust (b)                                                            --       31,956           --     106,342
                                                                    -----------  -----------  -----------  ----------
            Net revenues                                           $   490,055  $   530,686  $ 1,518,476  $1,671,798
                                                                    ===========  ===========  ===========  ==========
Adjusted EBITDA
    Las Vegas Locals                                               $    61,313  $    56,217  $   202,736  $  203,360
    Downtown Las Vegas                                                  10,336        9,536       37,373      36,458
    Midwest and South                                                   56,432       64,456      168,630     206,902
    Stardust (b)                                                            --        2,683           --      14,061
                                                                    -----------  -----------  -----------  ----------
        Wholly-owned property Adjusted EBITDA                          128,081      132,892      408,739     460,781
        Corporate expense (d)                                          (11,671)     (10,013)     (33,859)    (28,588)
                                                                    -----------  -----------  -----------  ----------
            Wholly-owned Adjusted EBITDA                               116,410      122,879      374,880     432,193
        Our share of Borgata's operating income before net
          amortization, preopening and other items (e)                  27,620       27,021       68,270      73,831
                                                                    -----------  -----------  -----------  ----------
            Adjusted EBITDA (f)                                        144,030      149,900      443,150     506,024
                                                                    -----------  -----------  -----------  ----------
Other operating costs and expenses
    Deferred rent                                                        1,130        1,158        3,390       3,473
    Depreciation and amortization (g)                                   41,764       47,597      124,962     145,888
    Preopening expenses                                                  5,107        3,235       15,619      16,329
    Our share of Borgata's preopening expenses                             240          418        1,249       2,991
    Our share of Borgata's write-downs and other charges, net              117          870          284       1,058
    Share-based compensation expense                                     3,509        4,940       12,059      16,005
    Write-downs and other charges, net                                   1,112        5,990       12,092      38,730
                                                                    -----------  -----------  -----------  ----------
            Total other operating costs and expenses                    52,979       64,208      169,655     224,474
                                                                    -----------  -----------  -----------  ----------
Operating income                                                        91,051       85,692      273,495     281,550
                                                                    -----------  -----------  -----------  ----------
Other non-operating costs and expenses
    Interest expense, net (c)                                          (34,490)     (37,467)    (104,725)   (108,519)
    Loss on early retirements of debt                                       --           --      (16,945)         --
    Decrease in value of derivative instruments                         (3,532)      (1,755)      (1,007)     (1,755)
    Our share of Borgata's non-operating expenses, net                  (3,402)      (3,182)     (10,777)     (7,477)
                                                                    -----------  -----------  -----------  ----------
            Total other non-operating costs and expenses               (41,424)     (42,404)    (133,454)   (117,751)
                                                                    -----------  -----------  -----------  ----------
Income from continuing operations before provision
    for income taxes                                                    49,627       43,288      140,041     163,799
Provision for income taxes                                             (17,742)     (15,212)     (50,110)    (58,088)
                                                                    -----------  -----------  -----------  ----------

Income from continuing operations                                  $    31,885  $    28,076  $    89,931  $  105,711
                                                                    ===========  ===========  ===========  ==========
  Includes revenues related to Vacations Hawaii and other travel agency related entities of $9.8 million and $10.4 million for the three months ended September 30, 2007 and 2006, respectively, and $32.2 million and $36.9 million for the nine months ended September 30, 2007 and 2006, respectively.
  The Stardust closed on November 1, 2006 to make way for our Las Vegas Strip development, Echelon.
  Net of interest income and amounts capitalized.
  The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Corporate expense as reported on our condensed
   consolidated statements of operations                           $    14,371  $    13,679  $    43,186  $   40,768
Corporate share-based compensation expense                              (2,700)      (3,666)      (9,327)    (12,180)
                                                                    -----------  -----------  -----------  ----------
Corporate expense as reported on the accompanying table            $    11,671  $    10,013  $    33,859  $   28,588
                                                                    ===========  ===========  ===========  ==========
  The following table reconciles the presentation of our share of Borgata's operating income on our condensed consolidated statements of operations to the presentation of our share of Borgata's results on the accompanying table:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Operating income from Borgata, as reported on our
     condensed consolidated statements of operations               $    26,939  $    25,409  $    65,764  $   68,809
Add back:
    Net amortization expense related to our
        investment in Borgata                                              324          324          973         973
    Our share of preopening expenses                                       240          418        1,249       2,991
    Our share of write-downs and other charges, net                        117          870          284       1,058
                                                                    -----------  -----------  -----------  ----------
Our share of Borgata's operating income before net
    amortization, preopening and other items                       $    27,620  $    27,021  $    68,270  $   73,831
                                                                    ===========  ===========  ===========  ==========
  The following table reconciles Adjusted EBITDA to EBITDA and Income from continuing operations:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Adjusted EBITDA                                                    $   144,030  $   149,900  $   443,150  $  506,024
    Deferred rent                                                        1,130        1,158        3,390       3,473
    Preopening expenses                                                  5,107        3,235       15,619      16,329
    Our share of Borgata's preopening expenses                             240          418        1,249       2,991
    Our share of Borgata's write-downs and other charges, net              117          870          284       1,058
    Share-based compensation expense                                     3,509        4,940       12,059      16,005
    Write-downs and other charges, net                                   1,112        5,990       12,092      38,730
    Loss on early retirements of debt                                       --           --       16,945          --
    Decrease in value of derivative instruments                          3,532        1,755        1,007       1,755
    Our share of Borgata's non-operating expenses, net                   3,402        3,182       10,777       7,477
                                                                    -----------  -----------  -----------  ----------
EBITDA                                                                 125,881      128,352      369,728     418,206
    Depreciation and amortization                                       41,764       47,597      124,962     145,888
    Interest expense, net                                               34,490       37,467      104,725     108,519
    Provision for income taxes                                          17,742       15,212       50,110      58,088
                                                                    -----------  -----------  -----------  ----------
Income from continuing operations                                  $    31,885  $    28,076  $    89,931  $  105,711
                                                                    ===========  ===========  ===========  ==========
  The following table reconciles the presentation of depreciation and amortization on our condensed consolidated statements of operations to the presentation on the accompanying table:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Depreciation and amortization as reported on our
   condensed consolidated statements of operations                 $    41,440  $    47,273  $   123,989  $  144,915
Net amortization expense related to our investment in Borgata              324          324          973         973
                                                                    -----------  -----------  -----------  ----------
Depreciation and amortization as reported on
   the accompanying table                                          $    41,764  $    47,597  $   124,962  $  145,888
                                                                    ===========  ===========  ===========  ==========

BOYD GAMING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)                                                            Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
Revenues                                                                      (In thousands, except share data)
    Gaming                                                         $   413,523  $   440,957  $ 1,271,125  $1,382,244
    Food and beverage                                                   68,277       76,520      205,538     232,311
    Room                                                                37,529       42,400      116,657     133,844
    Other                                                               29,155       33,867       95,122     107,495
                                                                    -----------  -----------  -----------  ----------
Gross revenues                                                         548,484      593,744    1,688,442   1,855,894
Less promotional allowances                                             58,429       63,058      169,966     184,096
                                                                    -----------  -----------  -----------  ----------
        Net revenues                                                   490,055      530,686    1,518,476   1,671,798
                                                                    -----------  -----------  -----------  ----------
Costs and expenses
    Gaming                                                             182,777      208,491      576,024     637,769
    Food and beverage                                                   40,013       46,352      122,510     143,062
    Room                                                                11,775       13,936       35,137      42,657
    Other                                                               22,093       25,905       70,554      81,263
    Selling, general and administrative                                 81,164       77,809      239,115     236,270
    Maintenance and utilities                                           26,091       27,733       72,519      77,294
    Depreciation and amortization                                       41,440       47,273      123,989     144,915
    Corporate expense                                                   14,371       13,679       43,186      40,768
    Preopening expenses                                                  5,107        3,235       15,619      16,329
    Write-downs and other charges, net                                   1,112        5,990       12,092      38,730
                                                                    -----------  -----------  -----------  ----------
       Total costs and expenses                                        425,943      470,403    1,310,745   1,459,057
                                                                    -----------  -----------  -----------  ----------
Operating income from Borgata                                           26,939       25,409       65,764      68,809
                                                                    -----------  -----------  -----------  ----------
Operating income                                                        91,051       85,692      273,495     281,550
                                                                    -----------  -----------  -----------  ----------
Other income (expense)
    Interest income                                                         --           36          110         108
    Interest expense, net of amounts capitalized                       (34,490)     (37,503)    (104,835)   (108,627)
    Loss on early retirements of debt                                       --           --      (16,945)         --
    Decrease in value of derivative instruments                         (3,532)      (1,755)      (1,007)     (1,755)
    Other non-operating expenses from Borgata, net                      (3,402)      (3,182)     (10,777)     (7,477)
                                                                    -----------  -----------  -----------  ----------
       Total                                                           (41,424)     (42,404)    (133,454)   (117,751)
                                                                    -----------  -----------  -----------  ----------

Income from continuing operations before provision
    for income taxes                                                    49,627       43,288      140,041     163,799
Provision for income taxes                                             (17,742)     (15,212)     (50,110)    (58,088)
                                                                    -----------  -----------  -----------  ----------
Income from continuing operations                                       31,885       28,076       89,931     105,711

Discontinued operations:
    Income (loss) from discontinued operations (including a
        gain on disposition of $285,033 during the
        nine months ended September 30, 2007 and an
        impairment loss of $65,000 in 2006                                 (88)     (63,569)     281,584     (70,221)
   (Provision for) benefit from income taxes                                31       22,563      (99,709)     24,980
                                                                    -----------  -----------  -----------  ----------
       Net income (loss) from discontinued operations                      (57)     (41,006)     181,875     (45,241)
                                                                    -----------  -----------  -----------  ----------
Net income (loss)                                                  $    31,828  $   (12,930) $   271,806  $   60,470
                                                                    ===========  ===========  ===========  ==========

Basic Net Income (Loss) Per Common Share
Income from continuing operations                                  $      0.36  $      0.32  $      1.03  $     1.19
Net income (loss) from discontinued operations                           (0.00)       (0.47)        2.08       (0.51)
                                                                    -----------  -----------  -----------  ----------
Net income (loss)                                                  $      0.36  $     (0.15) $      3.11  $     0.68
                                                                    ===========  ===========  ===========  ==========

Average Basic Shares Outstanding                                        87,739       87,774       87,494      88,900
                                                                    ===========  ===========  ===========  ==========

Diluted Net Income (Loss) Per Common Share
Income from continuing operations                                  $      0.36  $      0.32  $      1.01  $     1.17
Net income (loss) from discontinued operations                           (0.00)       (0.47)        2.06       (0.50)
                                                                    -----------  -----------  -----------  ----------
Net income (loss)                                                  $      0.36  $     (0.15) $      3.07  $     0.67
                                                                    ===========  ===========  ===========  ==========

Average Diluted Shares Outstanding                                      88,885       88,607       88,639      90,181
                                                                    ===========  ===========  ===========  ==========

The following table reconciles income from continuing operations based upon generally accepted accounting principles to adjusted earnings and adjusted earnings per share:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                              (In thousands, except share data)
Income from continuing operations                                  $    31,885  $    28,076  $    89,931  $  105,711
   Adjustments:
      Preopening expenses                                                5,107        3,235       15,619      16,329
      Our share of Borgata's preopening expenses                           240          418        1,249       2,991
      Our share of Borgata's write-downs and other charges, net            117          870          284       1,058
      Accelerated depreciation for Stardust and related assets              --        4,298           --       9,592
      Decrease in value of derivative instruments                        3,532        1,755        1,007       1,755
      Write-downs and other charges, net                                 1,112        5,990       12,092      38,730
      Par-A-Dice retroactive gaming tax assessment                          --           --           --       6,672
      Blue Chip retroactive property tax adjustment                         --           --        3,163          --
      Loss on early retirements of debt                                     --           --       16,945          --
      Income tax effect for above adjustments                           (3,614)      (5,822)     (18,018)    (27,352)
                                                                    -----------  -----------  -----------  ----------
         Adjusted earnings                                         $    38,379  $    38,820  $   122,272  $  155,486
                                                                    ===========  ===========  ===========  ==========

      Adjusted earnings per diluted share (Adjusted EPS)           $      0.43  $      0.44  $      1.38  $     1.72
                                                                    ===========  ===========  ===========  ==========

      Weighted average diluted shares outstanding                       88,885       88,607       88,639      90,181
                                                                    ===========  ===========  ===========  ==========

The following table reports Borgata's financial results:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Gaming revenue                                                     $   203,885  $   215,480  $   569,120  $  562,591
Non-gaming revenue                                                      79,376       81,344      217,799     201,727
                                                                    -----------  -----------  -----------  ----------
   Gross revenues                                                      283,261      296,824      786,919     764,318
   Less promotional allowances                                          53,173       59,339      151,002     149,893
                                                                    -----------  -----------  -----------  ----------
Net revenues                                                           230,088      237,485      635,917     614,425
Expenses                                                               157,500      166,521      448,297     420,572
Depreciation and amortization                                           17,348       16,922       51,080      46,193
Preopening expenses                                                        480          836        2,498       5,981
Write-downs and other charges, net                                         234        1,740          568       2,115
                                                                    -----------  -----------  -----------  ----------
Operating income                                                        54,526       51,466      133,474     139,564
                                                                    -----------  -----------  -----------  ----------

Interest expense, net                                                   (7,908)      (7,319)     (23,424)    (15,672)
Benefit from income taxes                                                1,104          956        1,870         719
                                                                    -----------  -----------  -----------  ----------
   Total non-operating expenses                                         (6,804)      (6,363)     (21,554)    (14,953)
                                                                    -----------  -----------  -----------  ----------
Net income                                                         $    47,722  $    45,103  $   111,920  $  124,611
                                                                    ===========  ===========  ===========  ==========

The following table reconciles our share of Borgata's financial results to the amounts reported on our condensed consolidated statements of operations:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Our share of Borgata's operating income                            $    27,263  $    25,733  $    66,737  $   69,782
Net amortization expense related to our investment in Borgata             (324)        (324)        (973)       (973)
                                                                    -----------  -----------  -----------  ----------

Operating income from Borgata, as reported on our
    condensed consolidated statements of operations                $    26,939  $    25,409  $    65,764  $   68,809
                                                                    ===========  ===========  ===========  ==========

Other non-operating net expenses from Borgata, as reported
    on our condensed consolidated statements of operations         $    (3,402) $    (3,182) $   (10,777) $   (7,477)
                                                                    ===========  ===========  ===========  ==========

The following table reconciles operating income to Adjusted EBITDA for Borgata:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Operating income                                                   $    54,526  $    51,466  $   133,474  $  139,564
Depreciation and amortization                                           17,348       16,922       51,080      46,193
Preopening expenses                                                        480          836        2,498       5,981
Write-downs and other charges, net                                         234        1,740          568       2,115
                                                                    -----------  -----------  -----------  ----------
Adjusted EBITDA                                                    $    72,588  $    70,964  $   187,620  $  193,853
                                                                    ===========  ===========  ===========  ==========

The following table reconciles Adjusted EBITDA to EBITDA and Net income for Borgata:

                                                                       Three Months Ended        Nine Months Ended
                                                                          September 30,             September 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
                                                                                      (In thousands)
Adjusted EBITDA                                                    $    72,588  $    70,964  $   187,620  $  193,853
Preopening expenses                                                        480          836        2,498       5,981
Write-downs and other charges, net                                         234        1,740          568       2,115
                                                                    -----------  -----------  -----------  ----------
EBITDA                                                                  71,874       68,388      184,554     185,757
Depreciation and amortization                                           17,348       16,922       51,080      46,193
Interest expense, net                                                    7,908        7,319       23,424      15,672
Benefit from income taxes                                               (1,104)        (956)      (1,870)       (719)
                                                                    -----------  -----------  -----------  ----------
Net income                                                         $    47,722  $    45,103  $   111,920  $  124,611
                                                                    ===========  ===========  ===========  ==========

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, change in value of derivative instruments, write-downs and other charges, net, loss on early retirements of debt, and our share of Borgata's non- operating expenses, preopening expenses and write-downs and other charges, net. A reconciliation of Adjusted EBITDA to EBITDA and income from continuing operations, based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is income from continuing operations before preopening expenses, accelerated depreciation for Stardust and related assets, change in value of derivative instruments, write-downs and other charges, net, Par-A-Dice retroactive gaming tax assessment, Blue Chip retroactive property tax adjustment, loss on early retirements of debt, and our share of Borgata's preopening expenses and write-downs and other charges, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of Adjusted EBITDA to EBITDA and income from continuing operations, based upon GAAP, and the presentation of Adjusted EPS are each included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, expenses, revenue, earnings, cash flow, Adjusted EBITDA, Adjusted Earnings or Earnings Per Share. In addition, forward- looking statements include statements regarding final stage normalization of the Company's Midwest and South region operating results, the effects of competition on Blue Chip's operating results, the upward trend of the Company's Locals Las Vegas business and the margin improvement for the region, statements that Treasure Chest has stabilized well ahead of pre-hurricane levels, and the Company's optimism about its long-term competitive position at Blue Chip, statements regarding Borgata, including that it continues to be a market leader, statements under the heading "Development Update" including statements regarding the timing and expected development of the Company's Echelon project, the expected opening date for Echelon, the level of interest from the contracting community and the Company's ability to attract sufficient personnel, statements regarding The Water Club, including its anticipated amenities, statements that The Water Club will add a new level of luxury to the market and that the project will open in time for the 2008 summer season, expectations that such season will be busy, statements regarding the proposed expansion project at Blue Chip, the anticipated cost, opening date and amenities of the new expansion project, and that the Blue Chip hotel development will elevate the Company's product offering in the market and expand the Company's market reach, statements under the heading "Boyd Gaming Branding Initiative", including statements regarding the goals of the branding initiative, its anticipated effects on the Company's player clubs, presence in various markets and the anticipated timing of the branding initiative and its various phases. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances regarding the timing or effects of the Company's branding initiative, that the Company's growth pipeline will yield expected results, that Borgata's position, performance or demand will change, and the timing, cost, progress or anticipated amenities and features for each of the Company's development and expansion projects. Among the factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of the Company, changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. In addition, the Company's development and expansion projects are subject to the many risks inherent in the expansion or renovation of an existing enterprise or construction of a new enterprise, including unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for the Company's projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. In addition, the Company's anticipated costs and construction periods for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Company in consultation with its architects and contractors. Many of these costs are estimated at inception of the project and can change over time as the project is built to completion. The cost of any project may vary significantly from initial budget expectations, and the Company may have a limited amount of capital resources to fund cost overruns. If the Company cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The Company cannot assure you that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to the Company. Significant delays, cost overruns, or failures of the Company's projects to achieve market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the Company's projects may not help it compete with new or increased competition in its markets. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's Form 10-Q for the quarter ended June 30, 2007, which is on file with the SEC, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, Louisiana and Florida. The Company is also developing Echelon, a world-class destination resort on the Las Vegas Strip, expected to open in the third quarter 2010. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.